Exhibit 5.1

Dentons Bingham Greenebaum LLP 2700 Market Tower 10 West Market Street Indianapolis, IN 46204 United States dentons.com

March 15, 2024

OrthoPediatrics Corp.

2850 Frontier Drive

Warsaw, Indiana 46582

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to OrthoPediatrics Corp., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a base prospectus (the “Base Prospectus”) that provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), provides for the registration by the Company of:

•	shares of common stock, par value $0.00025 per share, of the Company (the “Common Stock”);

•	shares of preferred stock, par value $0.00025 per share, of the Company (the “Preferred Stock”);

•	debt securities, in one or more series (the “Debt Securities”), which may be issued by the Company pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.5 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”);

•	warrants to purchase Common Stock, Preferred Stock, or Debt Securities (the “Warrants”), which may be issued by the Company under one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company (each, a “Warrant Agreement”).

The Common Stock, the Preferred Stock, the Debt Securities and the Warrants are collectively referred to herein as the “Securities.” The aggregate public offering price of the Securities being registered is $250,000,000. The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

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In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined: (i) the Registration Statement, including the Base Prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof (the “Articles”); (iii) the Amended and Restated Bylaws of the Company, as amended to the date hereof (the “Bylaws”); and (iv) such other agreements, proceedings, documents, and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

For purposes of the opinions contained herein, we have assumed that:

(a)            the Company will remain validly existing under Delaware law, the organizational documents of the Company will not be amended or modified in any respect relevant and material to our opinions expressed herein, and the number of shares of Common Stock or Preferred Stock, as the case may be, offered and sold will not exceed the number of shares of Common Stock or Preferred Stock, as the case may be, authorized under the Articles (as then in effect) and not otherwise reserved for issuance;

(b)            the terms of the Securities and the issuance and sale thereof do not violate any applicable law, are in conformity with the Company’s Articles and Bylaws (each as then in effect), do not result in a default under or breach of any agreement or instrument binding upon the Company, and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

(c)            the Registration Statement, and any required post-effective amendment thereto, have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; and

(d)            with respect to all documents examined by us, the genuineness of all signatures, the legal capacity of all natural persons signatory thereto, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies (including pdfs), and, with respect to all documents examined by us which contained facsimile signatures, that such signatures represent an original signature of the party and have the same force and effect as an original signature.

Based on and subject to the foregoing, and subject to the qualifications, assumptions, and limitations stated herein, we are of the opinion that:

1.            With respect to the Common Stock offered under the Registration Statement, provided that (i) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company, and (ii) the certificates, if any, for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor, and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus, and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed, and delivered purchase, underwriting, or similar agreement, or upon conversion of any convertible Preferred Stock, or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid, and non-assessable.

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2.            With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company, (ii) a certificate of designation relating to such Preferred Stock and conforming to the Delaware General Corporation Law, as amended (the “DGCL”), has been duly filed with the Secretary of State of the State of Delaware, and (iii) the certificates, if any, for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor, and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus, and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed, and delivered purchase, underwriting, or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid, and non-assessable.

3.            With respect to any series of the Debt Securities issued under the Indenture, and offered under the Registration Statement, provided that (i) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action, (ii) the Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended, (iii) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action, (iv) the terms of the Debt Securities (including the terms of their issuance and sale) have been duly established in conformity with the Indenture, and (v) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed, and delivered purchase, underwriting, or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.            With respect to the Warrants issued under the Warrant Agreements and offered under the Registration Statement, provided that (i) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action, (ii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent, (iii) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action, (iv) the terms of the Warrants (including the terms of their issuance and sale) have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Base Prospectus, and the related Prospectus Supplement(s), and (v) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Base Prospectus, and the Prospectus Supplement(s) and in accordance with the Warrant Agreement and a duly authorized, executed, and delivered purchase, underwriting, or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions with respect to the legality, validity, binding effect, and enforceability of any of the Securities are qualified as to: (i) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally; (ii) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and (iii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

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The foregoing opinions are based solely on the DGCL and, as to the Debt Securities and the Warrants constituting valid, legally binding, and enforceable obligations of the Company, the laws of the State of New York. We express no opinion herein as to the effect of the laws of any other jurisdiction.

This opinion is limited to the matters expressly stated herein and no opinion is inferred or may be implied beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us therein. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dentons Bingham Greenebaum LLP

Dentons Bingham Greenebaum LLP

JEH